Bank of America 100 North Tryon Street Charlotte, NC 28255 Tel 704.386.5000

Pricing Supplement No. 0355 dated May 18, 2005 (To Prospectus dated April 14, 2004 and Prospectus Supplement dated April 15, 2004)	Rule 424(b)(2) File Number 333-112708

Senior Medium-Term Notes, Series K

Principal Amount: Issue Price: Commission or Discount: Proceeds to Corporation:	100.00% 0.00% 100.00%	$ 50,890,531.00 $ 50,890,531.00 0.00 $ 50,890,531.00

Agent:	Banc of America Securities LLC
Original Issue Date:	May 23, 2005
Stated Maturity Date:	November 5, 2020
Cusip #:	06050 MEX1
Form:	Book entry only
Minimum Denominations:	The notes are issued in minimum denominations of $1,000 and $1 in excess of $1,000.
Interest Rate:	Fixed
Daycount Convention:	30/360
Base rate:	N/A
Index maturity:	None
Spread:	None
Initial Interest Rate:	5.04%
Interest Reset Period:	None
Interest Reset Dates:	None
Interest Determination Date:	None
Interest Payment Dates:	The 29th of each May and November, commencing on November 29, 2005 and ending with the interest payment on the Stated Maturity Date.

May the Notes be redeemed by the Corporation prior to maturity?	No
May the Notes be repaid prior to maturity at the option of the holder?	No
Discount Note?	No